Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc.
Sterling Plaza 2, 3rd Floor
3545 Factoria Blvd. SE
Bellevue, Washington 98006

CONTACTS:

	Daniel R. Wall	David A. Hackett	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3455	(206) 674-3400	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $0.77

BELLEVUE, WASHINGTON - November 4, 2025, Expeditors International of Washington, Inc. (NYSE:EXPD) today announced that on November 3, 2025 its Board of Directors declared a semi-annual cash dividend of $0.77 per share, payable on December 15, 2025 to shareholders of record as of December 1, 2025.

Expeditors is a global logistics company headquartered in Bellevue, Washington. The Company employs trained professionals in 172 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.